EXHIBIT 21.1

SUBSIDIARIES OF REGISTRANT
AS OF OCTOBER 31, 2009

State of
Name	Incorporation

(*) ABM Facility Services Company	California
ABM Engineering Services Company	California
ABM CMS, Inc.	California
ABM Janitorial Services, Inc.	Delaware
ABM Janitorial Services — Mid-Atlantic, Inc.	California
ABM Janitorial Services — North Central, Inc.	California
ABM Janitorial Services — Northeast, Inc.	California
ABM Janitorial Services — Northern California	California
ABM Janitorial Services — Northwest, Inc.	California
ABM Janitorial Services — Puerto Rico, Inc.	California
ABM Janitorial Services — South Central, Inc.	California
ABM Janitorial Services — Southeast, LLC	California
ABM Janitorial Services — Southwest, Inc.	California
ABM Janitorial Services Co., Ltd.	Brit. Columbia
American Building Maintenance Co. of Hawaii	California
Allied Maintenance Services, Inc.	Hawaii
Canadian Building Maintenance Company, Ltd.	Brit. Columbia
Supreme Building Maintenance, Ltd.	Brit. Columbia
OneSource Holdings, LLC	Delaware
OneSource Facility Services, LLC	Delaware
ABM Janitorial Services — Midwest, LLC	Delaware
OneSource Servicos de Mexico S.A. de C.V.	Mexico
FCI Servicos de Mexico S.A. de C.V.	Mexico
FCI Servisitema S.A. de C.V.	Mexico
OneSource Painting, Inc.	Delaware
OneSource Property Holdings, Inc.	Delaware
OneSource Landscape & Golf Services, Inc.	Delaware
Servall Services, Inc.	Texas
SM Newco Corp.	Delaware
Southern Management	Alabama
ABM Security Services, Inc.	California
SSA Security, Inc.	California
Elite Security, Inc.	California
ABM Shared Services, Inc.	Texas
American Public Services	California
Ampco System Parking	California
Ampco-M	California
Ampco Pacific Airpark, LLC	California
Pansini Oakland Associates, LP	California
System Parking, Inc.	California
Amtech Energy Services	California
ATL and Electrical Services	California
ATL Services	California
ATL Services of the Midwest	California
Amtech Reliable Elevator Company of Texas	Texas
Beehive Parking, Inc.	Utah
OneSource Services, LLC	Delaware

(*)	Subsidiary relationship to subsidiary parents shown by progressive indentation.